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                                                                       EXHIBIT 3

                            Fox Kids Worldwide, Inc.
                            10960 Wilshire Boulevard
                             Los Angeles, CA  90024



                                        August 1, 1997



News America Holdings Incorporated
1211 Avenue of the Americas
New York, NY  10036

Citicorp USA, Inc.
399 Park Avenue
New York, NY  10043

Ladies and Gentlemen:

          Reference is hereby made to the Subordinated Note Agreement, dated as of July 31, 1997 (the "FBC Note Agreement"), by and among Fox Broadcasting Company (as Lender), Fox Kids Worldwide, Inc. (as Borrower) and Citicorp USA, Inc., as administrative agent under the Senior Loan Agreement (as such term is defined in the FBC Note Agreement). A copy of the FBC Note Agreement is annexed hereto as Exhibit A.

          This letter confirms our agreement to enter into a Subordinated Note Agreement (the "NAHI Note Agreement"), upon substantially the same terms and conditions as the FBC Note Agreement, except for the following: (i) News America Holdings Incorporated will be the lender under the NAHI Note Agreement,
(ii) the interest rate under the NAHI Note Agreement will be a rate that, together with the rate set forth in the FBC Note Agreement, results in a blended rate of 11.70% per annum and (iii) the principal amount of the NAHI Note Agreement will be an amount not to exceed $300,000,000. The NAHI Note Agreement will be entered into on a date no later than the date of the consummation of the merger of Fox Kids Merger Corporation with and into International Family Entertainment, Inc.
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          Please signify your agreement with the foregoing by signing a copy of this letter in the space indicated below.

                                 Very truly yours,

                                 FOX KIDS WORLDWIDE, INC.


                                 By:
                                     ---------------------------
                                     Name:
                                     Title:



ACCEPTED AND AGREED TO
 AS OF THE DATE ABOVE:

NEWS AMERICA HOLDINGS INCORPORATED


By:
    ---------------------------
    Name:
    Title:


CITICORP USA, INC.


By:
   ---------------------------
   Name:
   Title: